Comstock Mining Announces First Quarter 2019 Results;
Completes Realignment, Progresses Lucerne and Significantly Reduces Debt

Virginia City, NV (May 9, 2019) Comstock Mining Inc. (the “Company”) (NYSE American: LODE) today announced selected unaudited financial results for the fiscal quarter ended March 31, 2019.
First Quarter 2019 Selected Strategic Highlights

•
Executed the definitive agreement (the “Tonogold Agreement”) for the sale of the Company’s Lucerne properties to Tonogold for total consideration of approximately $23 million, consisting of $11.5 million in cash, $3.5 million in stock and $8.0 million in assumed liabilities, plus future royalties;

•	Received $2 million in non-refundable deposits and reduced debenture principal to $7.9 million;

•	Received commitments for an additional $1 million in non-refundable deposits in Q2 2019;

•	Granted Tonogold an option, upon the Lucerne closing, to lease American Flat processing facility for:

o	$1 million per annum, plus $1 per ton until $15 million received by the Company;

o	$1 million per annum, plus $0.50 per ton for the next $10 million received ($25 million total); and

o	$0.25 per ton for all tons processed after the Company receives $25 million.

•	Executed agreements to sell the Silver Springs non-mining assets for $9.75 million;

•	Commenced the realignment of the Company’s organizational structure for optimizing future growth; and

•	Advanced negotiations of multiple, clean technology ventures for revenue growth.
First Quarter 2019 Selected Financial Highlights

•	Environmental and reclamation expenses achieved a record low of $0.05 million in Q1 2019, an 8% reduction as compared to $0.06 million in Q1 2018, driven by higher 2018, site-water management costs;

•	General and administrative expenses were lower at $0.66 million in Q1 2019, a 9% reduction as compared to $0.73 million in Q1 2018; driven by lower net administrative costs;

•
Net loss was $1.8 million, or ($0.02) loss per share for Q1 2019, as compared to net loss of $2.5 million, or ($0.05) loss per share for Q1 2018, primarily from lower operating and acquisition-related expenses;

•	Net cash used in operations was $0.9 million in Q1 2019, as compared to a net use of $1.1 million in Q1 2018, primarily resulting from lower operating expenses and lower uses for working capital;

•
Net cash provided by investing activities was $1.6 million in Q1 2019, substantially all from the $2.0 million in non-refundable deposits from Tonogold, offset by $0.4 million used toward property purchases;

•
Net cash used in financing was $0.8 million in Q1 2019, primarily reflecting $1.6 million in principal payments in long term debt, offset by $0.8 million in cash proceeds from the issuance of common stock;

•	Cash and cash equivalents at March 31, 2019, were $0.3 million;

•	Received additional $0.35 million in cash for non-refundable deposits by May 3, 2019;

•	Expect an additional $0.65 million in cash for non-refundable deposits by May 24, 2019; and

•	Common shares outstanding at March 31, 2019, were 80,790,273 shares.

Mr. Corrado De Gasperis, Executive Chairman and CEO stated, “Our year over year costs are down, primarily from net reductions in our environmental and administrative expenses. The Tonogold Agreement ensures further reduced operating and interest expense reductions of approximately $2 million per annum, effective June 1, 2019.”

Lucerne Resource Area
On January 24, 2019, the Company entered into the Tonogold Agreement for the sale of its Lucerne properties (~1200 acres) to Tonogold for $15 million which, upon closing, replaces the option agreement announced in October of 2017.

On April 30, 2019, the Tonogold Agreement was amended (the “Amendment”), allowing Tonogold the option to extend the closing for three additional months, upon the payment of three additional $1 million non-refundable deposits and other considerations. The Amendment contemplates that Tonogold will pay the Company $11.5 million in cash and $3.5 million in an interest-bearing, convertible note at closing. The Amendment also requires Tonogold to reimburse the Company for the monthly interest expense on the Company’s Senior Secured Debenture, and over $1 million in annual operating expenses associated with the American Flat platform, both beginning on June 1, 2019, regardless of when the Lucerne sale closes.

Additionally, Tonogold is in advanced stage negotiations with a third party over securing additional significant claims in Storey and Lyon County, with the Company’s concurrence and support, that enhances the scope and potential of the Lucerne project and is conditioned upon: (a) closing the sale of the Lucerne properties; (b) Tonogold assigning certain Lyon County patented and unpatented mining claims to the Company for no additional consideration; (c) the new Storey County claims to be acquired by Tonogold being subject to the NSR Royalty Agreement with the Company and (d) Tonogold assigning any royalty interests owned on the Company’s existing Dayton property patented and unpatented claims package to the Company.

According to Tonogold’s public statements, Tonogold has secured significant interest for funding the purchase of the Lucerne properties and is finalizing negotiations with optimal terms and allocations. Tonogold has also stated that it has executed a term sheet for a $5 million debt financing with the option for drawing an additional $25 million for development, production start-up and working capital, subject to customary due diligence and closing conditions. Tonogold also stated they have engaged Mine Development Associates ("MDA") of Reno, Nevada to undertake and complete a 43-101 compliant Preliminary Economic Assessment ("PEA") on the Lucerne Deposit. The 43-101 compliant PEA is expected to be completed by July 2019.

Mr. De Gasperis commented, “Tonogold has made consistent progress toward acquiring the Lucerne mine and has worked effectively to secure sufficient strategic investment capital for closing this transaction and funding Lucerne development. We have received $2.35 million in non-refundable deposits with an additional $0.65 million due in the next 2 weeks. These payments will bring our Debenture principal down to $7.2 million. These results are truly outstanding and we look forward to closing transaction in the next few months.”

Dayton Resource Area
The Company plans to advance the Dayton Project to full feasibility assessment, with a production ready mine plan within two years of commencing that work. This work has not yet commenced but with the completion of the Lucerne transaction, the Company should have the capacity and wherewithal for advancing the plan.

The Company also plans continuing its exploration activities southerly into Spring Valley with incremental exploration programs that include exploration and definition drilling of targets identified by geophysical surveys, surface mapping, prior drilling and deeper geological interpretations that will all lead to publishing an updated, NI 43-101 compliant, mineral resource estimate for the Dayton Project and the expanded exploration opportunities in Spring Valley during 2019.

The Company has also commenced collaborating on community development planning activities in Silver City associated with Dayton Mine planning and expects to begin local permit activities in 2019, for the Dayton Project following those planning activities.

Corporate Realignment
During the first quarter of 2019, the Company’s Board of Directors determined that it would be in the best interests of the Company and its stockholders to implement a strategy (the “Strategic Focus”) focused on high-value, high cash-generating, precious metal-based activities, including, but not limited to, metals and mining and related supply chain asset acquisitions, exploration, engineering, resource development, economic feasibility assessment, mineral production, metal processing and environmentally-friendly, conservation-based, economically enhancing mining technology and processes. The Board commenced realigning its assets in the first quarter of 2019.

The Board also determined to facilitate the formation of a new entity to be named Comstock Capital Partners, LLC (“CCP”) or such other name deemed appropriate by management of the Company that qualifies as an opportunity zone fund in accordance with the Tax Cuts and Jobs Act in order to minimize unnecessary dilution, access capital efficiently, position the Company to maximize the potential benefits of the existing Northern Nevada platform in the existing and potential opportunity zone assets and foster metals and mining based investments that are consistent with the Strategic Focus.

Comstock Mining Inc.
(NYSE: LODE)
Comstock Capital Partners
An Opportunity Zone Fund
Comstock Mining LLC
NCJV
Comstock Industrial LLC
DTSS
Comstock Real Estate LLC
Comstock Northern Exploration LLC
Comstock Processing LLC
Comstock Exploration & Development LLC

The Company and Comstock Processing LLC, a wholly owned subsidiary of the Company, are pursuing strategic ventures for mercury remediation, leach pad, tailings and waste dump reprocessing and water remediation and purification.

Liquidity & Capital Resources
During the first quarter, the Company received $2.0 million in cash proceeds from Tonogold and used $1.4 million to pay down Senior Secured Debenture principal. The Company had total assets of $28.2 million, total current assets of $10.1 million, current liabilities of $3.9 million and net current assets of $6.2 million. The Company’s current capital resources include cash and cash equivalents and other net working capital resources, along with an equity sales agreement (the "Sales Agreement") with Murray FO, LLC ("Murray"), with aggregate unused capacity of $5.0 million, for a 5% fee subject to certain volume and pricing restrictions pursuant to the Company’s shelf registration statement on Form S-3, filed on February 26, 2019. The 5% fee will be paid with 657,778 restricted shares and 408,000 unrestricted shares.

These capital resources are in addition to certain planned non-mining asset sales and proceeds of the transaction contemplated by the Tonogold Agreement, including an additional $350,000 received from Tonogold through May 3, 2019, and an additional $650,000 due by May 24, 2019. The Company expects the Tonogold transaction to close on or before June 21, 2019, otherwise, an additional $1 million non-refundable deposit becomes due on that date.

On February 25, 2019, the Company entered into agreements to sell one non-mining asset, that is, the 98-acre certified industrial site and related water rights, and to sell the purchase agreements and option on the 160 acres of land, all located in Silver Springs, NV, for a total of $9.75 million plus a residual 3% future share of the profit. The transactions are expected to be finalized in 2019, and the Company expects to record gain of about $5 million.

The shares outstanding on May 9, 2019, and March 31, 2019, were 81,290,273 and 80,790,273, respectively.
Outlook
The Company’s annual operating expenses are planned at $3.8 million, with approximately $1.2 million of that amount currently being reimbursed under the existing Tonogold Option Agreement. The Company anticipates over $1 million in additional, annualized savings from the Tonogold Amendment, effective June 1, 2019, regardless of when the transaction closes. The transaction would also result in an early extinguishment of its approximate $7.9 million outstanding Senior Secured Debenture obligation, eliminating more than $1 million in annualized interest expense. Theses interest savings will also be effective June 1, 2019, regardless of when the transaction closes.
The Company’s second half 2019 plans include advancing the commercialization of certain mining and processing technologies that the Company has been collaborating on, with partners such as Itronics Inc., and Oro Industries Inc., and others, and includes reclamation and enhanced recoveries that present nearer term revenue opportunities and potentially enhance the economic feasibilities of our existing properties. The Tonogold Amendment supports these opportunities by reaffirming the Company’s right to use the American Flat PP&E for any purpose that does not materially interfere with Tonogold’s processing plans, including but not limited to, testing, reprocessing, removing, and/or selling previously stacked and leached material.

The Company expects to announce various ventures and alliances, all designed for profitable revenue growth, during the second and third quarters of 2019. The ventures and our strategic partners will be showcased during our annual meeting, planned for early September 2019, at the Gold Hill Hotel in Gold Hill, Nevada.

Conference Call
The Company will host a conference call today, May 9, 2019, at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time.  The live call will include a moderated Q&A, after the prepared comments by the Company.  The dial-in telephone numbers for the live audio are as follows:

Toll Free: 1-888-241-0551
International Direct: 1-647-427-3415
Conference ID: 8058709

The audio will be available, usually within 24 hours of the call, on the Company website:
http://www.comstockmining.com/investors/investor-library

About Comstock Mining Inc.
Comstock Mining Inc. is a Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and completed its first phase of production. The Company continues evaluating and acquiring properties inside and outside the district expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development and mining. The near-term goal of our business plan is to maximize intrinsic stockholder value realized, per share, by continuing to acquire mineralized and potentially mineralized properties, exploring, developing and validating qualified resources and reserves (proven and probable) that enable the commercial development of our operations through extended, long-lived mine plans and developments that are economically feasible and socially responsible.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future industry market conditions; future explorations or acquisitions; future changes in our exploration activities; future prices and sales of, and demand for, our products; land entitlements and uses; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the board of directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land sales investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives; including the nature and timing and accounting for restructuring charges, derivative liabilities and the impact thereof; contingencies; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities; including asset sales and the redemption of the debenture and associated costs; future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-

looking statements. Some of those risks and uncertainties include the risk factors set forth in this report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and the following: adverse effects of climate changes or natural disasters; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; business opportunities that may be presented to, or pursued by, us; acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, cyanide, water, diesel fuel and electricity); changes in generally accepted accounting principles; adverse effects of terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; inability to maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy the Debenture or any other securities of the Company.

Contact information:

Comstock Mining, Inc.
P.O. Box 1118
Virginia City, NV 89440
ComstockMining.com

Corrado De Gasperis
Executive Chairman & CEO
Tel (775) 847-4755
degasperis@comstockmining.com

Zach Spencer
Director of External Relations
Tel (775) 847-5272 ext.151
questions@comstockmining.com